Filing of Society Pass (Nasdaq: SOPA) Form 8-K/A in Connection of

Acquisitions of AdActive Media CA, Inc and Thoughtful Thailand Ltd;

Acquired Subsidiaries Recognise 2021 Revenues of US$5.6 million

New York, NY, 15 September 2022 – Society Pass Incorporated (Nasdaq: SOPA) (“SoPa” or the “Company”), Southeast Asia’s (“SEA”) leading data-driven loyalty and e-commerce ecosystem, today announces the filing of Form 8-K/A with the Securities and Exchange Commission (“SEC”) in connection of acquisitions of AdActive Media CA, Inc (the “CA Sub”) and Thoughtful Thailand Ltd (the “Thailand Sub”), (the Thailand Sub and the CA Sub comprise the “Acquired Subsidiaries”).

Summary Points:

•	On 07 July 2022, SoPa, through its wholly-owned subsidiary, Thoughtful Media Group Incorporated (“Thoughtful Media” or “TMG), a Nevada corporation, a Thailand-based, a social commerce-focused, premium digital video Multi-Platform Network (“MPN”)/social media influencer advertising platform, acquired from AdActive Media Group, Inc., a Delaware corporation, (i) all of the outstanding capital stock of the CA Sub, and (ii) 99.75% of all of the outstanding capital stock of the Thailand Sub.
•	Integrating the Acquired Subsidiaries onto its platform, TMG is a social commerce-focused, premium digital video MPN/social media influencer advertising platform headquartered in Thailand with an operating presence in the US, Vietnam, and Philippines. TMG expects to expand to Indonesia and Singapore in 4Q 2022.
•	The combined 1Q 2022 revenues and loss from operations from the Acquired Subsidiaries totaled $1,312,986 and $84,582, respectively.
•	The combined 1Q 2021 revenues and loss from operations from the Acquired Subsidiaries totaled $1,265,053 and $114,032, respectively.
•	The combined 2021 revenues and loss from operations from the Acquired Subsidiaries totaled $5,655,795 and $1,173,022, respectively.
•	The combined 2020 revenues and loss from operations from the Acquired Subsidiaries totaled $5,928,800 and $899,933, respectively.

About Society Pass Inc

Founded in 2018 as a digitally-focused loyalty and data marketing ecosystem in the fast-growing markets of Vietnam, Indonesia, Philippines, Singapore and Thailand, which account for more than 80% of the SEA population, and with offices located in Angeles, Bangkok, Hanoi, Ho Chi Minh City, Jakarta, Manila, and Singapore, SoPa is an acquisition-focused e-commerce holding company operating 6 interconnected verticals (loyalty, digital media, travel, telecoms, lifestyle, and F&B), which seamlessly connects millions of registered consumers and hundreds of thousands of registered merchants/brands across multiple product and service categories throughout SEA.

Society Pass completed an initial public offering and began trading on the Nasdaq under the ticker SOPA in November 2021. SOPA shares were added to the Russell 2000 index in December 2021.

SoPa acquires fast growing e-commerce companies and expands its user base across a robust product and service ecosystem. SoPa integrates these complementary businesses through its Society Pass loyalty platform and circulation of its universal loyalty points or Society Points, which has entered beta testing and is expected to launch broadly at the beginning of 2023. Society Pass loyalty program members earn and redeem Society Points and receive personalised promotions based on SoPa’s data capabilities and understanding of consumer shopping behaviour. SoPa has amassed more than 3.3 million registered consumers and over 205,000 registered merchants and brands. It has invested 2+ years building proprietary IT architecture to effectively scale and support its consumers, merchants, and acquisitions.

Society Pass leverages technology to tailor a more personalised experience for customers in the purchase journey and to transform the entire retail value chain in SEA. SoPa operates Thoughtful Media Group, a Thailand-based, a social commerce-focused, premium digital video multi-platform network; NusaTrip, a leading Indonesia-based Online Travel Agency; Gorilla Networks, a Singapore-based, web3-enabled mobile blockchain network operator; Leflair.com, Vietnam’s leading lifestyle e-commerce platform; Pushkart.ph, a popular grocery delivery company in Philippines; Handycart.vn, a leading online restaurant delivery service based in Vietnam; andMangan, a leading local restaurant delivery service in Philippines.

For more information, please check out: http://thesocietypass.com/.

Cautionary Note Concerning Forward-Looking Statements

This press release may include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

PRecious Communications

sopa@preciouscomms.com